                                                                       Exhibit A

                             STOCK OPTION AGREEMENT
                             ----------------------


     This Stock Option Agreement (this "Agreement"), made as of this 12th day of November, 1996 (the "Date of Grant"), is among Richard G. Dews ("Dews"), One Up Corporation, a Florida corporation (the "Company"), and EAI Partners Inc., a Florida corporation ("Optionee").


                            Introductory Statements
                            -----------------------

     Dews desires to grant to Optionee certain rights, as provided hereunder, with respect to 6,000,000 shares (the "Option Shares") of the Company's common stock, no par value per share (the "Common Stock"), owned by Dews. The Company has determined that it is in the best interests of the Company to enter into this Agreement for the limited purposes set forth herein, since the delivery of this Agreement is a condition precedent to the Placement Agent Agreement between Noble International Investments, Inc. and the Company of even date herewith. Optionee desires to receive the rights provided hereunder regarding the Option Shares in return for the payment to Dews of the consideration provided for herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto, intending to become legally bound, agree as follows:

     1.   Grant of the Option.  Dews hereby grants to Optionee the right and
          -------------------
option to purchase, on the terms and conditions hereinafter set forth, the Option Shares (the "Option"). The per share purchase price of the first 2,000,000 Option Shares to become exercisable pursuant to this Option, except as otherwise provided for in this Section and in Section 3, shall be 50% of the average five day average closing bid price per share of the Common Stock as traded on the Nasdaq OTC Bulletin Board or the principal exchange over which the Common Stock is traded immediately prior to the date of exercise (the "Standard Exercise Price"). The per share purchase price of the next 4,000,000 Option Shares to become exercisable pursuant to this Option (the "Alternative Exercise Price") shall be the greater of (i) $.50 or (ii) the Standard Exercise Price.
In connection with the grant of the Option and the other rights regarding the Option Shares provided to Optionee hereunder, Optionee shall on the date hereof deliver to Dews, by wire transfer in immediately available funds, the amount of $50,000 (the "Initial Amount") in exercise of the applicable number of shares to the account set forth on Exhibit A hereto. The purchase price per share of the
                         ---------
Option Shares purchased with the Initial Amount shall be the Alternative Exercise Price.

     2.   Option Term.  Subject to the provisions of Section 3, which provides
          -----------
for earlier termination of portion of the Option or later termination in certain cases, the term of the Option and this Agreement shall begin immediately and continue until September 30, 1998.

     3.    Vesting of Stock Options.
           -------------------------
          (a) This Option shall only be exercisable in accordance with the following vesting schedule:

--------------------------------------------------------------------------------
Number of Shares      Vesting Date                Expiration Date
--------------------------------------------------------------------------------

    2,000,000      Immediate             Later of June 30, 1997 or 90 days
                                         following the Registration Date (as
                                         defined)* (the "Initial Tranche
                                         Termination Date")
--------------------------------------------------------------------------------

    1,000,000      June 30, 1997         180 days from the Initial Tranche
                                         Termination Date
--------------------------------------------------------------------------------

    1,000,000      September 30, 1997    270 days from the Initial Tranche
                                         Termination Date
--------------------------------------------------------------------------------

    1,000,000      December 31, 1997     365 days from the Initial Tranche
                                         Termination Date
--------------------------------------------------------------------------------

    1,000,000      March 31, 1998        1 year and 90 days from the Initial
                                         Tranche Termination Date
--------------------------------------------------------------------------------

     *The Registration Date ("Registration Date") shall mean the date a registration statement filed with the Securities and Exchange Commission ("Commission") to register the Option Shares under the Securities Act of 1933, as amended (the "Securities Act") becomes effective.

          (b) Optionee agrees that by the later of (i) April 15, 1997 or (ii) 30 days after the Registration Date it shall exercise the Option to purchase the corresponding number of Option Shares for which the applicable Alternative Exercise Price is equal to $250,000. Notwithstanding the foregoing, Optionee shall not be required to exercise this Option if (i) the Company's shares of common stock are not trading on the Nasdaq OTC Bulletin Board or other principal exchange or (ii) the Company is in default with respect to its 7% Convertible Subordinated Debentures.

          (c) In the event of the dissolution or liquidation of the Company; the Option shall terminate as of a date which is ten days prior to such dissolution or liquidation; provided, however, that not less than 30 days' written notice of the date of such liquidation or dissolution shall be given to the Optionee by Dews and the Optionee shall be fully vested in and shall have the right during such 30 day period to exercise the Option, even though the Option would not otherwise be exercisable under the Vesting Schedule. At the end of such 30 day period, any unexercised portion of the Option shall terminate and be of no further effect.

     4.   Exercise of the Option.  This Option may exercised as to Option Shares
          ----------------------
in whole or in part but subject to the vesting schedule specified in Section 3 of this Agreement. Each exercise of the Option, or any part thereof, shall be evidenced by a notice in writing to Dews. The applicable exercise price of the Option Shares as to which the Option shall be exercised shall be paid in full at the time of exercise, and may be paid to Dews by wire transfer in immediately available funds to the account set forth on Exhibit A hereto.
                                            ---------

     5.   No Rights as Shareholder Until Exercise.  Optionee acknowledges to the
          ---------------------------------------
Company that Optionee shall not have any of the rights of a shareholder of the Company with respect to the Option Shares covered by this Agreement except to the extent that one or more certificates of such Option Shares shall have been delivered to Optionee, or Optionee has been determined to be a shareholder of record by the Company's Transfer Agent, upon due exercise of the Option granted hereunder.

     6.   Voting Agreement.
          ----------------

          (a) Dews will grant to Optionee an irrevocable proxy, for the term of this Agreement, with respect to 50% of all Unexpired Shares (as defined). The number of Unexpired Shares subject to the irrevocable proxy shall be determined and the irrevocable proxy shall be amended as of each date portions of the Option are exercised or terminate in accordance with the terms of this Agreement.

          (b) Dews shall not vote the remaining 50% of all Unexpired Shares. Unexpired Shares ("Unexpired Shares") as used herein means those Option Shares underlying that portion of the Option as to which the exercise period has not been terminated in accordance with the terms of this Agreement whether or not such shares have become exercisable in accordance with the vesting schedule set forth in Section 3.

     7.   Adjustments Upon Changes in Capitalization or Reorganization.  The
          ------------------------------------------------------------
number of Shares subject to this Option shall be adjusted from time to time as follows:

          (a) Subject to any required action by shareholders of the Company, the number of Shares subject to this Option, and the Exercise Price, shall be proportionately and equitably adjusted for any increase or decrease in the number of shares of Common Stock as a result of a subdivision or consolidation of Shares or the payment of a stock dividend (but only in shares of Common Stock).

          (b) Subject to any required action by shareholders, if the Company shall be the surviving corporation in any reorganization, merger or consolidation, this Option shall pertain to and apply to the securities to which Dews is entitled thereunder, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of the Shares, then any adjustment to the Shares subject to this Option shall not be inconsistent with the terms of any such plan or agreement.

          (c) In the event of a change in the Shares as presently constituted, which is limited to a change of par value into the same number of the Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of this Agreement.

          (d) The Optionee shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option.

          (e) The Optionee shall have no preemptive rights with respect to the Option Shares.

     8.   Non-Transferability of the Option.  This Option shall not be
          ---------------------------------
transferable and shall be exercisable only by Optionee.

     9.   Shelf Registration.  (a) The Company agrees to file with the
          ------------------
Commission within 45 days after the date hereof, a shelf registration statement ("Shelf Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Option Shares. The Shelf Registration Statement shall be on Form SB-1 under the Securities Act or another appropriate form permitting registration of such Option Shares for resale by the Optionee. The Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof and to keep the Shelf Registration Statement continuously effective under the Securities Act for the period ending September 30, 1998 (except during periods following the filing of a post effective amendment thereto and prior to the declaration of the effectiveness of such post effective amendment; provided, the Company shall use its best efforts to cause any such post effective amendment to be declared effective as soon as practicable), or such shorter period as may be specified by the Commission in amending Rule 144 or ending when there cease to be outstanding any restricted Option Shares ("Effectiveness Time"). In connection with such registration of the Option Shares, the Company shall use its reasonable efforts to register or qualify or cooperate with Optionee and respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Option Shares for offer and sale under the securities of "Blue Sky" laws of the State of Florida and such jurisdictions within the United States as Optionee reasonably requests in writing.

          (b) Dews and the Optionee shall provide such information as is requested from the Company and cooperate fully with the Company's efforts to the cause the Shelf Registration Statement to be declared effective under the Securities Act and to remain effective during the Effectiveness Time.

          (c) The fees and expenses incident to the performance of or compliance with this section shall be borne by the Company whether or not the Shelf Registration Statement becomes effective and whether or not any securities are sold pursuant to any Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with the applicable state securities laws, (ii) printing expenses, (iii) fees and disbursements of Counsel for the Company (but not counsel for the Optionee), (iv) fees and disbursements of the Company's independent certified public accountants and (v) fees and expenses of all other persons retained for such purpose by the Company.

     10.  Compliance with Securities and other Laws.  In no event shall Dews be
          -----------------------------------------
required to issue Option shares under this Option if the issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any transfer of Option Shares, the Company may place legends on Option Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it reasonably appropriate, further representations from Optionee that Optionee is acquiring the Option Shares solely for investment and not with a view to distribution and that no distribution of the Option Shares will be made unless such shares are registered pursuant to applicable securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

     11.  Organization of Optionee.  Optionee is a corporation duly organized
          ------------------------
under the laws of the State of Florida and is validly existing under the laws of Florida.

     12.  Authority.  Optionee has full corporate power and authority to execute
          ---------
and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by Optionee of this Agreement have been duly authorized by the Optionee. This Agreement is a valid, binding and enforceable obligation of the Optionee, enforceable against it in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

     13.  Accredited Investor.  Optionee is an "Accredited Investor" as such
          -------------------
term is defined in Section 501(a) of the Securities Act. Optionee represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluation the merits and risks of its investment in the Option and the Option Shares. Optionee has had the opportunity to obtain from the Company and Dews any and all information, to the extent possessed by the Company and Dews or obtainable with reasonable efforts by the Company and Dews, necessary to evaluate the merits and risks of an investment in the Option and the Option Shares and has concluded, based on such information and other information previously known to Optionee to invest in the Option and the Option Shares pursuant to the terms of this Agreement.

     14.  Investment Purposes.  Optionee hereby represents and warrants that it
          -------------------
is acquiring the Option and the Option Shares for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Optionee has no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of the Option or the Option Shares and has no plans to enter into any such agreement or arrangement.

     15.  Restricted Security.  Optionee acknowledges that Dews is selling the
          -------------------
Option to Optionee without registration under the Securities Act and that the Option Shares are not currently registered under the Securities Act. Optionee further acknowledges that the representatives of the Company and Dews have advised Optionee that no state or federal agency or instrumentality has made any finding or determination as to the investment in the Option or the Option Shares, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Option or the Option Shares.

     16.  Domicile.  As of the date hereof, the principal business offices of
          --------
the Optionee is in the State of Florida.

     17.  Notices.  Any notice necessary under this Agreement shall be in
          -------
writing, addressed (a) to the Company in care of its Secretary at the principal executive office of the Company in Westlake, Texas, (b) to Optionee at 1900 Corporate Boulevard, Suite 305W, Boca Raton, Florida 33431 or (c) to Dews in care of the Company at the principal executive office of the Company in Westlake, Texas. Except as otherwise provided herein, any such notice shall be deemed effective upon receipt thereof by the addressee.

     18.  Choice of Law.  THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF
          -------------
THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     19.  Amendment of Agreement.  This Agreement may be amended, altered,
          ----------------------
suspended, discontinued or terminated only by the mutual written consent of Dews and Optionee (the consent of the Company not being required).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    ONE UP CORPORATION



                                    By:/s/ Wayne Sanderson
                                       -------------------
                                    Name:Wayne Sanderson
                                         ---------------
                                    Title:Vice President/Secretary
                                          ------------------------



                                    OPTIONEE:

                                    EAI PARTNERS, INC.



                                    By:/s/ M.H. Barbarosh
                                       ------------------
                                    Name:M.H. Barbarosh
                                         --------------
                                    Title:President
                                          ---------



                                    DEWS:



                                    /s/ Richard G. Dews
                                    -------------------
                                    Richard G. Dews